Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference of our report dated February 26, 2008, with respect to the consolidated financial statements of Safeco Corporation as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-166671) and related Prospectus of Liberty Mutual Agency Corporation dated August 16, 2010.
/s/ ERNST & YOUNG LLP
Boston, Massachusetts
August 16, 2010